Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-204593 and Form S-8 No. 333-170650, No. 333-139446, No. 333-81138, No. 333-73172, No. 333-12879, and No. 333-08009) of our report dated March 28, 2018, relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of American Shared Hospital Services for the year ended December 31, 2017.

/s/ Moss Adams LLP

San Francisco, California

March 28, 2018